Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-90334) of Paperweight Development Corp. of our report dated February 27, 2003 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 27, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

March 18, 2003